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                                                                  EXHIBIT 10.8.1

                             FIRST AMENDMENT TO THE

                         SHORT TERM INVESTMENT AGREEMENT

This FIRST AMENDMENT ("Amendment") is dated as of January 1, 2002, by and between WFS FINANCIAL INC, a California corporation ("WFS"), and WESTERN FINANCIAL BANK, a federally chartered savings bank fka Western Financial Savings Bank. F.S.B. (the "Bank"), and amends the SHORT TERM INVESTMENT AGREEMENT ("Agreement") entered into by the parties on January 1. 1996, pursuant to certain short-term investment services provided by the Bank to WFS.

                                    RECITALS

The Agreement is being amended to reflect a change in the interest rate payable by the Bank to WFS pursuant to the terms and conditions in the Agreement.

                                    AGREEMENT

In consideration of the mutual promises set forth herein, and in reliance upon the recitals set forth above, the parties agree as follows:

1. The third sentence in Clause 3 of the Agreement is hereby changed and replaced by the following sentences:

      "Interest shall be paid at a rate equal to 1-month LIBOR, and shall accrue daily. The LIBOR rate used shall be the LIBOR rate in effect on the last day of the prior month."

2. Except as specifically amended herein, all terms of the Agreement shall remain in full force and effect.

Wherefore, the undersigned have executed this Amendment on the date set forth below to be effective as of the date first set forth above.

WFS FINANCIAL INC                             WESTERN FINANCIAL BANK


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Thomas A. Wolfe, President and                Lee A. Whatcott,
Chief Operating Officer                       Senior Executive Vice President
                                              and Chief Financial Officer
November, 2001